                                                                      EXHIBIT 12

             INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS OF DOLLARS)

                                                 Nine Months
                                 Year Ended         Ended                Year Ended September 30
                                December 31,    September 30,    ---------------------------------------
                                    1996             1997         1997       1998       1999       2000
                                ------------    -------------    ------    -------    -------    -------
CONSOLIDATED
Earnings:
  Income before income
    taxes.....................     $6,136           $6,143       $7,298    $12,638    $83,455    $42,799
  Fixed charges...............        223              251          283      2,486     14,772     25,925
                                   ------           ------       ------    -------    -------    -------
                                   $6,359           $6,394       $7,581    $15,124    $98,227    $68,724
                                   ======           ======       ======    =======    =======    =======
Fixed Charges:
  Interest expense............     $  171           $  164       $  214    $ 1,161    $13,145    $23,230
  Portion of rental cost
    representing interest.....         52               87           69      1,325      1,627      2,695
                                   ------           ------       ------    -------    -------    -------
                                   $  223           $  251       $  283    $ 2,486    $14,772    $25,925
                                   ======           ======       ======    =======    =======    =======
Ratio of earnings to fixed
  charges.....................       28.5x            25.5x        26.8x       6.1x       6.6x       2.7x
                                   ======           ======       ======    =======    =======    =======
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